UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2004

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2701 Kent Avenue West Lafayette, Indiana		47906-1382
(Address of principal executive offices)		(Zip Code)

(765) 463-4527
(Registrant's telephone number, including area code)

The information in this Form 8-K is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.        Financial Statements and Exhibits.

         (a)        Not applicable.

         (b)        Not applicable.

         (c)        Exhibits

         99.1      Bioanalytical Systems, Inc. press release, issued July 26, 2004.

Item 9.        Regulation FD Disclosure.

On July 26, 2004, Bioanalytical Systems, Inc. (the "Company") issued a press release announcing that the Company has reached an agreement (in principle) providing for the sale and leaseback of the building that currently houses its clinical research facility in downtown Baltimore, Maryland. BASi will receive $7.75 million in cash from the transaction and will lease 85% of the building for two years at near market rate. Proceeds from the transaction will be used to reduce debt. Closing of the transaction is subject to satisfactory completion of due diligence and execution of a definitive purchase agreement.

The full text of the press release is furnished as exhibit 99.1 to this Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2004	Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Michael R. Cox VP-Finance, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No. 99.1	Description Bioanalytical Systems, Inc. press release, issued July 26, 2004.